UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 4, 2016

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland    20814
(Address of principal executive offices)        (Zip Code)

(301) 983-0998
(Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
March 4, 2016

Item 8.01	Other Events

India Globalization Capital, Inc. (NYSE MKT: IGC) completed the settlement with Sricon exchanging its 22% minority interest in Sricon for 5 acres of prime land in Nagpur, India. The land is located a few miles from MIHAN, which is the largest development zone in terms of investment in India. The Company's team in the recently acquired Cabaran Ultima will immediately begin assessing the feasibility of developing the land into valuable commercial property.

The Company beneficially registered the land in its name on March 4, 2016, valuing the exchange between $3 million to $5 million based on various factors including the exchange rate.

IGC announced the event in a press release issued on March 8, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01	Financial Statement and Exhibits.

(a)            Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number            Exhibit Description

99.1	Press release issued by India Globalization Capital, Inc. on February March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date:  March 9, 2016                                                           By: /s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer